Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Paul E. Anderson	Gary Hanson
(651) 458-6494	(602) 286-1777

Alpha IR Group
(651) 769-6700
nti@alpha-ir.com

NORTHERN TIER ENERGY LP TO PARTICIPATE IN THE
BARCLAYS CEO ENERGY-POWER CONFERENCE

Tempe, AZ - September 2, 2014 - /Globe Newswire/ -- Northern Tier Energy LP (NYSE:NTI) (“Northern Tier”) today announced that company management will participate in the Barclays CEO Energy-Power Conference in New York City on Wednesday, September 3, 2014. A live webcast presentation is scheduled for 3:05 pm ET. Links to the presentation and webcast will be available starting Wednesday, September 3, 2014, on the Investors section of Northern Tier’s website at www.ntenergy.com

The conference presentation, as well as a link to the archived webcast, will remain available on www.ntenergy.com in accordance with Northern Tier’s investor presentation archive policy.

About Northern Tier
Northern Tier Energy LP (NYSE: NTI) is an independent downstream energy company with refining, retail and pipeline operations that serves the PADD II region of the United States. Northern Tier operates a 96,500 barrels per stream day refinery located in St. Paul Park, Minnesota. Northern Tier also operates approximately 165 convenience stores and supports approximately 80 franchised convenience stores, primarily in Minnesota and Wisconsin, under the SuperAmerica trademark, and owns a bakery and commissary under the SuperMom's brand. Northern Tier is headquartered in Tempe, Arizona.

More information about Northern Tier is available at www.ntenergy.com